SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     -------

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:


|_|    Preliminary Proxy Statement               |_|    Confidential; for use
|X|    Definitive Proxy Statement                       of the Commission Only
|_|    Definitive Additional Materials                  (as permitted by Rule
|_|    Soliciting Material Pursuant to                  14a-6(e)(2))
       Rule 14a-11 or Rule 14a-12


                               INTELLI-CHECK, INC.

--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

                (Name of Person(s) Filing Information Statement)

                               INTELLI-CHECK, INC.
                           775 Park Avenue, Suite 340
                           Huntington, New York 11743

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 13, 2000

--------------------------------------------------------------------------------

To the Shareholders of
INTELLI-CHECK, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLI-CHECK, INC. (the "Company"), a Delaware corporation, will be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119, on Thursday, July 13, 2000, at 11:00 a.m., local time, for the following purposes:

      1. To elect eight directors to serve, subject to the provisions of the By-laws, until their re-elections and until their respective successors have been duly elected and qualified;

      2. To consider and act upon a proposal to amend the Company's 1998 Stock Option Plan;

      3. To consider and act upon a proposal to amend the Company's 1999 Stock Option Plan;

      4. To consider and act upon a proposal to amend the Certificate of Incorporation to provide for the classification of directors into three classes;

      5. To consider and act upon a proposal to approve the selection of Arthur Andersen LLP as the Company's independent auditors for the 2000 fiscal year; and

      6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

            The Board of Directors has fixed the close of business on June 2, 2000 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                                             By order of the Board of Directors.

                                             Frank Mandelbaum
                                             Chairman of the Board
Huntington, New York
June 12, 2000
--------------------------------------------------------------------------------

                                    IMPORTANT
               IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
               REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
             INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
                IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

--------------------------------------------------------------------------------

                               INTELLI-CHECK, INC.
                                 775 Park Avenue
                                    Suite 340
                           Huntington, New York 11743

            --------------------------------------------------------

                                 PROXY STATEMENT

                                       for

                         ANNUAL MEETING OF SHAREHOLDERS

                            to be held July 13, 2000

            --------------------------------------------------------

                                                                   June 12, 2000

      The enclosed proxy is solicited by the Board of Directors of Intelli-Check, Inc., a Delaware corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119 on Thursday, July 13, 2000, at 11:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

      o FOR the election as directors of the nominees listed below;

      o FOR the amendment to the 1998 Stock Option Plan;

      o FOR the amendment to the 1999 Stock Option Plan;

      o FOR the amendment to the Certificate of Incorporation; and

      o FOR the confirmation of the selection of Arthur Andersen LLP as the Company's independent auditors for the 2000 fiscal year.


      The record date with respect to this solicitation is the close of business on June 2, 2000 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of Intelli-Check is 775 Park Avenue, Suite 340, Huntington, New York 11743, and its telephone number is (631) 421-2011. The shares represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the shareholder at any time prior to its being voted. This proxy statement and the accompanying proxy were mailed to you on or about June 12, 2000.

                            QUORUM AND REQUIRED VOTE


      The number of outstanding shares entitled to vote at the meeting is 6,547,652 common shares, par value $.001 per share. Each common share is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Annual Meeting:


      o directors shall be elected by a plurality of the votes cast;

      o the affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required for:

            o the approval of the amendment to the company's 1998 Stock Option
              Plan;

            o the approval of the amendment to the company's 1999 Stock Option
              Plan;

            o the confirmation of the selection of the Company's auditors,
              Arthur Andersen LLP, as the Company's independent auditors for fiscal 2000.

      o the affirmative vote of the holders of a majority of the total outstanding common shares is necessary to approve the amendment to the Certificate of Incorporation.

      Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker nonvotes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                                 Proposal No. 1

                              ELECTION OF DIRECTORS

      A Board of eight directors is to be elected. The persons named in the accompany ing proxy will vote for the election of the following eight persons as directors, who are presently members of the Board of Directors, to hold office for one year or until such later time as may be established by the effectiveness of the proposed amendment to the Certificate of Incorporation

(see "Amendment of Certificate of Incorporation" below and the text of the proposed amendment to the Certificate of Incorporation as set forth in Exhibit
A). The effect of the proposed amendment to the Certificate of Incorporation would be to classify the Board of Directors into three classes having staggered terms of three years each and make an initial classification of the nominees listed below. This provision would extend the terms of three directors by one year and the terms of three other directors by two years. Directors would then serve until the annual meeting of stockholders at which directors of their class are to be elected.

                          Position With the Company
Name and Age              and Principal Occupation           Held Office Since
------------              ------------------------           -----------------

Frank Mandelbaum, 66(a)   Chairman, Chief Executive          1996
                          Officer and Director

Kevin Messina, 34         President, Chief Technology        1998
                          Officer and Director

Edwin Winiarz, 42(b)      Executive Vice President,          1999
                          Treasurer and Chief Financial
                          Officer and Director

Paul Cohen, 59(b)         Director                           1996

Evelyn Berezin, 75(b)     Director                           1999

Charles McQuinn, 59(a)    Director                           1999

Jeffrey Levy, 58(a)       Director                           1999

Howard Davis, 44          Director                           2000

(a) If approved, the proposed amendment to the Certificate of Incorporation would extend the term of office of these directors by two years.

(b) If approved, the proposed amendment to the Certificate of Incorporation would extend the term of office of these directors by one year.

      On May 8, 2000, Anthony Broderick, a director since 1996, resigned from the board.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended December 31, 1999, the Board of Directors held nine meetings. Only one of the directors did not attend all of the meetings of the Board of Directors.

      The board of directors has established a compensation committee which is comprised of Mr. Davis, chairperson, Mr. Mandelbaum and Mr. Cohen. The compensation committee reviews and determines the compensation for all officers and directors of our company and reviews general policy matters relating to the compensation and benefits of all employees. The compensation committee also administers the stock option plans. Mr. Broderick served as chairperson until his resignation from the board on May 8, 2000 when Mr. Davis was elected to take his place.

      The board of directors has established an audit committee which is comprised of Ms. Berezin, chairperson, Mr. McQuinn and Mr. Davis. The audit committee recommends to the board of directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. In compliance with recent regulations, on May 8, 2000, the audit committee adopted its charter.

      The board of directors has established a corporate governance committee, which is comprised of Mr. McQuinn, chairperson, Ms. Berezin and Mr. Levy. The corporate governance committee reviews our internal policies and procedures and by-laws and acts as our nominating committee for the Board of Directors. Mr. Broderick served as a member of the corporate governance committee until his resignation from the Board on May 8, 2000 when Mr. Levy was elected to take his place.

      The board of directors has also established a technology oversight committee comprised of Mr. Levy, chairperson, Ms. Berezin and Mr. McQuinn. The technology oversight committee monitors the development of products and services offered by our company and advises management in planning future development of products and services within the framework of consumer, regulatory and competitive environments. This committee also monitors actions taken to protect our intellectual property and recommends appropriate actions in furtherance of that protection.

                               EXECUTIVE OFFICERS

      The executive officers of the Corporation are Frank Mandelbaum, Chairman and Chief Executive Officer, Kevin Messina, President and Chief Technology Officer, Edwin Winiarz, Executive Vice President, Treasurer and Chief Financial Officer, information as to each of whom is set forth above and W. Robert Holloway, Vice President - Sales, who joined the Company in October, 1999. From April 1999 to October 1999, Mr. Holloway was Director of Sales for The IdentiScan Company LLC. In February and March 1999, Mr. Holloway worked as an independent consultant. From August 1996 to January 1999, Mr. Holloway was Global Sales Manager for Welch Allyn, Inc. From October 1994 to July 1996, Mr. Holloway was Vice President and Sales Manager of Bowne & Company of New York. Mr. Holloway holds an AB in economics from Columbia University and an MBA in finance from Boston University.

                             EXECUTIVE COMPENSATION

      The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31,

1999. No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

                           SUMMARY COMPENSATION TABLE
                                                                    Long-Term
                                   Annual Compensation            Compensation
                                   ---------------------------------------------
                                                                   Securities
                                                                   Underlying
Name And Principal Position      Year(s)        Salary ($)      Options/SARS (#)
---------------------------      -------        ----------      ----------------
Frank Mandelbaum                 1999            150,000                75,000
Chairman & CEO                   1998            150,000                50,000
                                 1997            150,000                    --

Kevin Messina                    1999            150,000                75,000
President                        1998            150,000                    --
                                 1997            150,000                50,000

Todd Cohen                       1999                -0-                    --
Former President                 1998             50,000                15,000
                                 1997            150,000                50,000

      The options shown above were granted under the 1998 and 1999 Stock Option Plans, are exercisable at $3.00 per share, and generally expire five years after the date of grant. Mr. Cohen's options expire on August 15, 2000.

      Messrs. Mandelbaum and Messina have Employment Agreements expiring December 31, 2001, which provide for base annual salaries of $225,000. However, until such time as we receive payment for gross sales of at least $1,000,000, the salaries are capped at $150,000. Because of our limited resources in the past, Messrs. Mandelbaum and Messina have from time to time agreed to defer the receipt of substantial portions of their salaries. In May 1999, Mr. Mandelbaum's deferred salary was reduced by $150,000 by the issuance to him of 75,000 shares of our common stock and warrants entitling him to purchase an additional 75,000 shares of our common stock at a price of $3.00 per share at any time prior to May 3, 2001. In May 1999, Mr. Messina's deferred salary was reduced by $10,126 through the issuance to him of 5,063 shares of our common stock and warrants to purchase 5,063 shares of our common stock at a purchase price of $3.00 per share at any time prior to May 3, 2001. As of June 30, 1999, Mr. Mandelbaum's deferred salary was approximately $375,000, Mr. Messina's deferred salary was approximately $200,000 and Mr. Todd Cohen's deferred salary was approximately $110,000. In June 1999, Mr. Messina received, in lieu of all deferred salary, options to purchase 207,000 shares of common stock at an exercise price of $3.00 per share. Also in June 1999, Mr. Mandelbaum received, in lieu of all deferred salary, options to purchase 375,000 shares of common stock at an exercise price of $3.00 per share.

      Mr. Cohen resigned as President in April 1998. In June 1999, Mr. Cohen received, in lieu of all deferred salary, options to purchase 110,000 shares of common stock at an exercise price of $3.00.

      All the options granted in exchange for deferred salary expire five years after the date of grant.

      The following table summarizes options granted during the year ended December 31, 1999 to the named executive officers other than stock options granted for deferred compensation:

                                           Individual Grants                                 Potential Realizable
                                                                                                  Value at
---------------------------------------------------------------------------------------------------------------------
                    Number of         % of Total                                            Assumed Annual Rates
                    Securities          Options                                                of Stock Price
                    Underlying        Granted To         Exercise       Expiration         Appreciation for Option
                     Options           Employees                                                    Term
                                          in
---------------------------------------------------------------------------------------------------------------------
                                         1999
    Name             Granted          Fiscal Year         Price            Date               5%              10%
---------------------------------------------------------------------------------------------------------------------
Frank                75,000            24.5%              $3.00          9/04/04          $777,734           $981,405
Mandelbaum
---------------------------------------------------------------------------------------------------------------------
Kevin                75,000            24.5%              $3.00          9/04/04          $777,734           $981,405
Messina
---------------------------------------------------------------------------------------------------------------------

      Pursuant to their employment agreements, Messrs. Mandelbaum and Messina each received a grant in August 1999 of options to purchase 75,000 shares of our common stock at a purchase price of $3.00 per share. The options became exercisable with respect to 25,000 shares of our common stock on January 1, 2000, an additional 25,000 shares will become exercisable on January 1, 2001, and the final 25,000 shares will become exercisable on January 1, 2002. The options expire five years from the date of grant. During the year ended December 31, 1999, we granted employees other than the executive officers named above options to purchase 156,000 shares of common stock under the 1998 and 1999 Stock Option Plans.

      The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

                              EMPLOYMENT AGREEMENTS

      Effective January 1, 1999, Mr. Mandelbaum and Mr. Messina each entered into a three-year employment agreement with Intelli-Check. Each of the agreements provides for a base salary of $225,000. However, until such time as we receive payment for gross sales of at least $1,000,000, the salaries are capped at $150,000. The agreements also provide for the payment of a bonus if our sales exceed $2,000,000 in the previous year. The bonus will be in the amount of $50,000 plus 1% of the amount of sales in excess of $2,000,000 in each year. In addition, for each fiscal year ending during the term of the employment agreements, we will grant to each of the executives an option to purchase the greater of 25,000 shares of our common stock at fair market value on the date of grant or 10,000 shares of our common stock at fair market value on the date of grant for each full $250,000 by which pre-tax profits for each year exceeds pre-tax profits for the prior fiscal year. However, we are not required to grant options to purchase more than 150,000 shares of our common stock with respect to any one fiscal year.

      If there shall occur a change of control, as defined in the employment agreement, the employee may terminate his employment at any time and be entitled to receive a payment equal to 2.99 times his average annual compensation, including bonuses, during the three years preceding the date of termination, payable in cash to the extent of three months' salary and the balance in shares of our common stock based on a valuation of $2.00 per share. Included within the definition of change of control for purposes of the employment agreements is the first day on which a majority of the directors of the company do not consist of individuals recommended by Messrs. Mandelbaum, Messina and one outside director.

      We have entered into a two-year employment agreement with Mr. Winiarz, which became effective on September 7, 1999. The agreement provides for a base salary of $125,000. In addition, we granted Mr. Winiarz an option to purchase 50,000 shares of common stock, of which 30,000 options are immediately exercisable at $5.00 per share and 20,000 options will become exercisable on September 7, 2000 at $5.00 per share.

      We entered into a two-year employment agreement with Mr. Holloway, which became effective on October 25, 1999. The agreement provides for a base salary of $115,000. In addition, we granted Mr. Holloway an option to purchase 50,000 shares of common stock at $7.50 per share, of which 20,000 shares are immediately exercisable and 5,000 shares become exercisable for each 10,000 units of ID-Check sold that exceed 10,000. The maximum options that can be earned in any calendar year may not exceed 100,000. Any options earned above the initial 50,000 options will be at fair market value on the date of grant.

      Under the terms of the agreements, each of the executives has the right to receive his compensation in the form of shares of common stock valued at 50% of the closing bid price of our shares of common stock as of the date of the employee's election, which is to be made at the beginning of each quarter. In addition, each of the employment agreements requires the executive to devote substantially all his time and efforts to our business and contains non-competition and nondisclosure covenants of the officer for the term of his employment and for a period of two years thereafter. Each employment agreement provides that we may terminate the agreement for cause.

                            COMPENSATION OF DIRECTORS

      Non-employee directors receive a fee of $500 for attending board meetings and $250 for attendance at such meetings telephonically. They also receive a fee of $250 for each committee meeting held on a date other than that of a board meeting and are reimbursed for expenses incurred in connection with the performance of their respective duties as directors. In August 1999, each non-employee director, Messrs. Paul Cohen, Broderick and McQuinn and Ms. Berezin, received a grant of a non-qualified stock option to purchase an aggregate of 45,000 shares of our common stock upon their election as a director at an exercise price of $3.00 per share. Of these options, 15,000 are immediately exercisable and an additional 15,000 will be exercisable on the succeeding two anniversaries of the date of grant, provided the director is re-elected. On December 13, 1999, Mr. Levy and Mr. Davis were each granted non-qualified options to purchase 15,000 shares of our common stock at an exercise price of $11.625, the fair market value on the date of grant. These options are immediately exercisable. Options granted to non-employee directors expire three months after the date his or her service terminates. Messrs. Broderick and Paul Cohen have previously been granted options to purchase 30,000 shares of common stock exercisable at $3.00 per share. Mr. Cohen also received an option to purchase 50,000 shares of common stock exercisable at $3.00 per share in connection with a one-year consulting agreement dated November 1, 1997. Mr. Broderick resigned as a director on May 8, 2000.

      In addition, non-employee directors who are members of a committee are entitled to receive grants of stock options for each year served. Each chairperson of a committee receives options to purchase 2,500 shares of our common stock, while a committee member receives options to purchase 1,500 shares of our common stock. In March 2000 the following non-qualified options were granted to committee chairpersons:

               Name                   Committee               Number of Options
               ----                   ---------               -----------------
         Mr. Broderick           Compensation                       2,500

         Ms. Berezin             Audit                              2,500

         Mr. McQuinn             Corporate Governance               2,500

         Mr. Levy                Technology Oversight               2,500

         The following non-qualified options were granted to committee members:

               Name                 Committee(s)             Number of Options
               ----                 ------------             -----------------

         Mr. Cohen               Compensation, Audit                3,000

               Name                      Committee(s)         Number of Options
               ----                      ------------         -----------------

         Mr. Broderick             Audit                            1,500


         Ms. Berezin               Corporate Governance,
                                   Technology Oversight             3,000

         Mr. McQuinn               Audit, Technology Oversight      3,000

         Mr. Davis                 Audit                            1,500

      These options, which are exercisable at $12.125, the fair market value on the date of grant, are immediately exercisable during the committee member's term and expire five years from date of grant.

      Due to Mr. Broderick's resignation on May 8, 2000, Mr. Davis was elected chairperson of the Compensation Committee and was granted an option to purchase 2,500 shares of our common stock and Mr. Levy was elected to the Governance Committee and was granted an option to purchase 1,500 shares of our common stock. These options are exercisable at $8.00, the fair market value on the date of grant, are immediately exercisable during the committee member's term and expire five years from date of grant.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION


      The full Board of Directors made all decisions concerning executive compensation during fiscal 1999. During fiscal 1999, one executive officer of the Corporation served as a member of the board of directors of another entity, however such entity did not transact any business with Intelli-Check and the executive officer resigned from the board of directors of such entity.


                             PRINCIPAL SHAREHOLDERS


      The following table sets forth, as of May 31, 2000 certain information regarding beneficial ownership of Intelli-Check's common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.


      Unless otherwise indicated, the address for each of the named individuals is c/o Intelli-Check, Inc., 775 Park Avenue, Huntington, New York 11743.

      Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.


      The applicable percentage of ownership is based on 6,547,532 shares outstanding as of May 31, 2000.


--------------------------------------------------------------------------------
                   Name                                Shares Beneficially Owned
                                                                      Percent
--------------------------------------------------------------------------------
Frank Mandelbaum                                        1,322,000        18.5
--------------------------------------------------------------------------------
Kevin Messina                                           1,417,000        20.5
--------------------------------------------------------------------------------
Edwin Winiarz                                              30,000           *
--------------------------------------------------------------------------------
W. Robert Holloway                                         20,000           *
--------------------------------------------------------------------------------
Paul Cohen                                                284,385         4.2
--------------------------------------------------------------------------------
Anthony Broderick                                          49,000           *
--------------------------------------------------------------------------------
Evelyn Berezin                                             20,500           *
--------------------------------------------------------------------------------
Charles McQuinn                                            20,500           *
--------------------------------------------------------------------------------
Jeffrey Levy                                               19,300           *
--------------------------------------------------------------------------------
Howard Davis                                               19,000           *
--------------------------------------------------------------------------------
Todd Cohen                                              1,100,000        16.8
--------------------------------------------------------------------------------
Empire State Development, formerly                        550,000         8.2
New York State Science and Technology
Foundation
--------------------------------------------------------------------------------
All Executive Officers and Directors as a               3,201,685        38.5
group (10 persons)
--------------------------------------------------------------------------------

* Indicates beneficial ownership of less than one percent of the total outstanding common stock.

      The amounts shown for Mr. Mandelbaum do not include 50,000 shares held by Mr. Mandelbaum's wife, for which Mr. Mandelbaum disclaims beneficial ownership.

      The amounts shown for Mr. Paul Cohen do not include 25,000 shares held by Mr. Cohen's wife and 2,500 shares held by Mr. Cohen's daughter, for which Mr. Cohen disclaims beneficial ownership.

      Mr. Todd Cohen's address is 5 Violet Drive, Huntington Station, New York 11746.

      Due to recent legislation, all assets of the New York State Small Business Technology Investment Fund which were located in the New York State Science and Technology Foundation were transferred to The Urban Development Corporation d/b/a Empire State Development. The Commissioner of Empire State Development is Charles A. Gargano. The members of the Board of Directors are Charles A. Gargano, J. Patrick Barrett, Charles E. Dorkey, III, David Feinberg, Anthony Gioia, Deborah Weight and Elizabeth McCaul. The address for that fund is 30 South Pearl St., Albany, NY 12245.

      The amounts shown in the table above for the following persons include the right to acquire the number of shares shown pursuant to currently exercisable stock options and/or warrants at the exercise price shown:


--------------------------------------------------------------------------------
              NAME                        NUMBER OF SHARES       EXERCISE PRICE
--------------------------------------------------------------------------------
Frank Mandelbaum                              596,000                     $3.00
--------------------------------------------------------------------------------
Kevin Messina                                 357,000                     $3.00
--------------------------------------------------------------------------------
Edwin Winiarz                                  30,000                     $5.00
--------------------------------------------------------------------------------
W. Robert Holloway                             20,000                     $7.50
--------------------------------------------------------------------------------
Paul Cohen                                    138,000           $3.00 - $12.125
--------------------------------------------------------------------------------
Anthony Broderick                              49,000           $3.00 - $12.125
--------------------------------------------------------------------------------
Evelyn Berezin                                 20,500           $3.00 - $12.125
--------------------------------------------------------------------------------
Charles McQuinn                                20,500           $3.00 - $12.125
--------------------------------------------------------------------------------
Jeffrey Levy                                    9,000         $11.625 - $12.125
--------------------------------------------------------------------------------
Howard Davis                                    9,000         $11.625 - $12.125
--------------------------------------------------------------------------------
Todd Cohen                                    175,000                     $3.00
--------------------------------------------------------------------------------
Empire State Development,
formally New York State Science
and Technology Foundation                     550,000                     $3.00
--------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

      In October 1994, Messrs. Todd Cohen and Kevin Messina co-founded Intelli-Check and each purchased 975,000 shares of common stock for $975. In April 1998, Mr. Todd Cohen resigned as an officer of our company for personal reasons and in August 1999, he completed his term as a director.

      In June 1996, Mr. Messina's company, K.M. Software, assigned two copyrights covering certain software employed by ID-Check and a patent application covering the ID-Check technology to Intelli-Check for an agreement to pay $98,151 plus interest. The agreement also gave K.M. Software, or its successor, the right to reclaim the rights to the copyrights and the patent under certain specified conditions. In May 1999, the prior agreement was superseded and in exchange Mr. Messina received 69,937 shares of our common stock and warrants to purchase 69,937 shares of our common stock, at $3.00 per share, exercisable at any time prior to May 3, 2001. The May 1999 agreement provides for the payment by Intelli-Check of royalties equal to 0.005% of gross sales from $2,000,000 to $52,000,000 and 0.0025% of gross sales in excess of $52,000,000. Also, in May 1999, Mr. Messina's deferred salary was reduced by $10,126 through the issuance to him of 5,063 shares of our common stock and warrants to purchase 5,063 shares of our common stock at a purchase price of $3.00 per share at any time prior to May 3, 2001. In June 1999, the balance of Mr. Messina's deferred salary was reduced to zero by the issuance of options to purchase 207,000 shares of our common stock at a purchase price of $3.00 per share at any time prior to June 30, 2004.

      In June 1996, Frank Mandelbaum, Intelli-Check's Chief Executive Officer and Chairman of the Board of Directors, purchased 950,000 shares of common stock for $50,000. From time to time since then, Mr. Mandelbaum loaned money to Intelli-Check totaling $142,000. In November 1997, Mr. Mandelbaum converted his outstanding loans into 71,000 shares of our common stock and warrants to purchase 71,000 shares of our common stock at $3.00 per share expiring on June 30, 2000. In May 1999, Mr. Mandelbaum's deferred salary was reduced by $150,000 through the issuance to him of 75,000 shares of our common stock and warrants to purchase 75,000 shares of our common stock at a purchase price of $3.00 per share at any time prior to May 3, 2001. In June 1999, Mr. Mandelbaum's deferred salary was reduced to zero by the issuance of options to purchase 375,000 shares of our common stock at an exercise price of $3.00 per share at any time prior to June 30, 2004.

      In November 1997, one of our directors, Paul Cohen, received an option to purchase 50,000 shares of common stock exercisable at $3.00 per share in connection with a one-year consulting agreement. Also in November 1997, Mr. Cohen's wife purchased 25,000 units consisting of one share of common stock and one warrant to purchase an additional share of common stock for $3.00 in connection with one of our private placements. The purchase price was $50,000. In August 1999, Mr. Cohen purchased one unit in connection with our most recent private placement. The unit consists of a promissory note having a principal amount of $50,000, bearing interest at the annual rate of 10% and a warrant to purchase 2,500 shares of our common stock for $3.00 per share.

      In June 1999, all deferred compensation due to Todd Cohen, our former President and director, was eliminated by the issuance of options to purchase 110,000 shares of common stock at an exercise price of $3.00 per share at any time prior to June 30, 2004.

                                 Proposal No. 2

             APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN


      There is being submitted to the shareholders for approval at the Annual Meeting a proposal to amend the Intelli-Check's 1998 Stock Option Plan (the "1998 Plan") to effect the following change:


      o Acceleration of Vesting upon a Change of Control. The amendment provides that all options outstanding under the 1998 Plan may become immediately exercisable in full upon a Change of Control at the sole discretion of the Board of Directors.

      For purposes of the 1998 Plan, a Change of Control occurs upon the sale or conveyance of all or substantially all of the property and assets of Intelli-Check or any consolidation or merger of Intelli-Check.

Summary of the 1998 Plan.

      Our 1998 Stock Option Plan was adopted by the Board of Directors and stockholders in June 1998. Up to 400,000 shares of our common stock have been authorized and reserved for issuance under the plan. Under the plan, options may be granted in the form of incentive stock options or non-qualified stock options from time to time to employees, officers, directors and consultants of Intelli-Check, as determined by the compensation committee of the board of directors. The compensation committee determines the terms and conditions of options granted under the plan, including the exercise price. The plan provides that the committee must establish an exercise price for incentive stock options that is not less than the fair market value per share at the date of the grant. However, if incentive stock options are granted to persons owning more than 10% of the voting stock of Intelli-Check, the plan provides that the exercise price must not be less than 110% of the fair market value per share at the date of the grant. Each option must expire within five years of the date of the grant. There are currently 370,000 options outstanding which have been granted under the plan. 310,000 are immediately exercisable at $3.00 per share and 15,000 are immediately exercisable at $7.50 per share. The other 45,000 options, upon vesting over a period of years, will be exercisable at prices ranging from $3.00
- $7.50 per share.

                                 Proposal No. 3

             APPROVAL OF THE AMENDMENT TO THE 1999 STOCK OPTION PLAN


      There is being submitted to the shareholders for approval at the Annual Meeting a proposal to amend the Intelli-Check's 1999 Stock Option Plan (the "1999 Plan") to effect the following change:


      o Acceleration of Vesting upon a Change of Control. The amendment provides that all options outstanding under the 1999

        Plan may become immediately exercisable in full upon a Change of Control at the sole discretion of the Board of Directors.

      For purposes of the 1999 Plan, a Change of Control occurs upon the sale or conveyance of all or substantially all of the property and assets of Intelli-Check or any consolidation or merger of Intelli-Check.

Summary of the 1999 Plan.

      Our 1999 Stock Option Plan was adopted by the Board of Directors and stockholders in August 1999. Up to 1,000,000 shares of our common stock have been authorized and reserved for issuance under the plan. Under the plan, options may be granted in the form of incentive stock options or non-qualified stock options from time to time to employees, officers, directors and consultants of Intelli-Check, as determined by the compensation committee of the board of directors. The compensation committee determines the terms and conditions of options granted under the plan, including the exercise price. The plan provides that the committee must establish an exercise price for incentive stock options that is not less than the fair market value per share at the date of the grant. However, if incentive stock options are granted to persons owning more than 10% of the voting stock of Intelli-Check, the plan provides that the exercise price must not be less than 110% of the fair market value per share at the date of the grant. Each option must expire within five years of the date of the grant. There are currently 505,000 options outstanding which have been granted under the plan. 252,000 are immediately exercisable at prices ranging from $5.00 per share to $12.125 per share. The other 253,000, upon vesting over a period of years, will be exercisable at prices ranging from $3.00 - $7.50 per share.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the Federal income tax treatment of the stock options which may be granted under the 1998 and 1999 Plans based upon the current provisions of the Internal Revenue Code.

      An option holder who exercises a non-qualified stock option will recognize taxable compensation at the date of exercise with respect to the difference between the fair market value of the option shares at exercise and the exercise price paid to purchase such shares. Intelli-Check generally will be entitled to a corresponding deduction for such compensation. At such time as the option stock is sold, the option holder will recognize either short-term or long-term capital gain income (depending upon the length of time such stock has been held) in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. In general, the option holder's tax basis in the shares will be equal to their fair market value on the date of exercise, and the holding period of the shares will begin at exercise with respect to the excess of the option stock sale price over the exercise price paid to purchase such shares.

      An option holder which exercises an incentive stock option will not realize any regular taxable income. At the date of exercise, the option holder may, depending on his or her personal tax situation, be subject to Alternative Minimum Tax ("AMT") because the difference between the fair market value of the shares at exercise and the exercise price represents an AMT preference item.

      The tax consequences of a disposition of incentive stock option depends upon the length of time the stock has been held by the employee. If the employee holds the option stock for at least two years after the option is granted and one year after the exercise of the option, any gain realized on the sale is long-term capital gain. In order to receive long-term capital gain treatment, the employee must remain in Intelli-Check's employ from the time the option is granted until three months before its exercise (twelve months in the event of termination due to the death of disability of the employee). Intelli-Check will not be entitled to a deduction in this instance.

      If the option stock is not held for the requisite holding period described above, a "disqualifying disposition" will occur. A disqualifying disposition results in the employee recognizing ordinary compensation income to the extent of the lesser of: (1) the fair market value of the option stock on the date of exercise less the option price ("the spread"), or (2) the amount realized on disposition of the option stock less the option price. Intelli-Check will be entitled to a deduction at this time for such ordinary compensation income. The option holder's basis in such shares will be the fair market value on the date of exercise.

      The exercise of an option through the exchange of common shares already owned by the option holder generally will not result in any taxable gain or loss on the unrealized appreciation of the shares so used and so long as the shares were held by the optionee for at least six months prior to exercise of the option and Intelli-Check will not realize any tax consequences.

      If an option holder transfers previously owned stock that was acquired other than by exercising incentive stock options to exercise a non-qualified option or an incentive stock option, this may be done in a manner that will not result in taxation up to the fair market value of the surrendered stock. This transaction is viewed as a tax-free exchange of stock in the same corporation up to an equal value of option stock. In this situation, there is no taxation to the option holder or to Intelli-Check on any appreciation in value of the previously held stock. However, if additional shares of option stock are received by the option holder, they are treated as taxable compensation for services includible in his or her gross income. Intelli-Check is entitled to a corresponding tax deduction for such compensation.

      If an employee transfers previously owned incentive stock option stock to exercise an incentive stock option, this may be done in a tax-free manner unless a disqualifying disposition of such previously owned incentive stock option shares, incentive stock option "pyramiding rules" apply whereby the post-acquisition gain in value of such shares is taxed to the employee as compensation. In addition, compensation is attributed to the employee to the extent of the spread at the acquisition date of such previous owned incentive stock option shares. Intelli-Check is entitled to a corresponding tax deduction for such compensation.

      For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of shares surrendered only if the shares received have the same basis, in whole or in part, in the employee's hands as the shares surrendered.

      Whenever under the 1998 and 1999 Plans shares are to be delivered upon exercise of a stock option, Intelli-Check shall be entitled to require as a condition of delivery that the option holder remit to Intelli-Check an amount sufficient to satisfy all Federal, state, and other governmental withholding tax requirements related thereto.

                                 Proposal No. 4

                     APPROVAL OF CLASSIFICATION OF DIRECTORS

      There is being submitted to the shareholders for approval at the Annual Meeting a proposal to amend the Certificate of Incorporation to classify the Board of Directors into three classes having staggered terms of three years and make an initial classification of the nominees listed in Proposal No. 1 - Election of Directors. This provision would extend the terms of three directors by one year, and the terms of three other directors by two years. Directors would then serve until the annual meeting of stockholders at which directors of their class are to be elected.

      Vacancies occurring on the Board of Directors as a result of resignation or death could be filled by the remaining directors for the full unexpired term of the class in which the vacancy occurred, but persons elected by the Board of Directors to newly created directorships would serve only until the next annual meeting of shareholders. Because it would take two years before a person acquiring a substantial amount of stock in Intelli-Check could elect a majority of the Board of Directors, the proposed amendment would permit the Board to protect the interests of the remaining shareholders. While continuity of leadership and stability for Intelli-Check might be advanced by classification of directors, it would be more difficult than at present for shareholders to effect a change in directors if they thought it desirable to do so.

                                 Proposal No. 5

                      RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors recommends the selection of Arthur Andersen LLP as independent auditors to examine Intelli-Check's financial statements for the fiscal year ending December 31, 2000.

      Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting.

                              SHAREHOLDER PROPOSALS

      Proposals by any shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by Intelli-Check for inclusion in material relating to such meeting not later than March 14, 2001.

                                    EXPENSES

      All expenses in connection with solicitation of proxies will be borne by Intelli-Check. Officers and regular employees of Intelli-Check may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements.

                                           By Order of the Board of Directors,

                                           Frank Mandelbaum
                                           Chairman

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                               Intelli-Check, Inc.

        -----------------------------------------------------------------

                            Under Section 242 of the
                        Delaware General Corporation Law

        -----------------------------------------------------------------

      Intelli-Check, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

      1. The Certificate of Incorporation of the Corporation is hereby amended by adding a new article thereof numbered eleventh so that said Article ELEVENTH shall be and read as follows:

      ELEVENTH: The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the initial term of office of Class I expiring at the annual meeting of stockholders in 2001, of Class II expiring at the annual meeting of stockholders in 2002, and of Class III expiring at the annual meeting in 2003.

      The directors whose names are shown below are hereby designated initial members of the classes indicated, to serve as directors in such classes until the appropriate annual meeting of stockholders, as indicated in the paragraph immediately preceding, or until their respective successors are elected and qualified:

                      -------------------------------------
                                     CLASS I
                      -------------------------------------
                      Kevin Messina
                      -------------------------------------
                      Howard Davis
                      -------------------------------------
                                    CLASS II
                      -------------------------------------
                      Paul Cohen
                      -------------------------------------
                      Edwin Winiarz
                      -------------------------------------
                      Evelyn Berezin
                      -------------------------------------

                      -------------------------------------
                                    CLASS III
                      -------------------------------------
                      Frank Mandelbaum
                      -------------------------------------
                      Jeffrey Levy
                      -------------------------------------
                      Charles McQuinn
                      -------------------------------------

      At each annual meeting of stockholders, directors elected to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. When the number of directors is increased, and the newly created directorships are filled by the Board of Directors, the additional directors so elected shall hold office only until the next annual meeting of stockholders, at which time such directorships shall be classified by the Board of Directors in accordance with the first sentence of this Article ELEVENTH and successor directors shall be elected to fill such directorships, in addition to the other directors whose terms of office then expire. Subject to the foregoing, directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

      IN WITNESS WHEREOF, we have signed this Certificate this 13th day of July, 2000.

                                               /s/ Frank Mandelbaum
                                           -------------------------------------
                                           Frank Mandelbaum, Chairman
                                           and Chief Executive Officer

ATTEST:


    /s/ Susan Pritchard
---------------------------
Susan Pritchard, Secretary

                               INTELLI-CHECK, INC.

                                      PROXY

Annual Meeting of Shareholders - Thursday, July 13, 2000.

      The undersigned shareholder of Intelli-Check, Inc. (the "Company") hereby appoints Frank Mandelbaum the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on June 2, 2000 at the Annual Meeting of Shareholders of the Company to be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119 at 11:00 a.m., local time, on Thursday, July 13, 2000, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the reverse side and return promptly in the enclosed envelope.)

Please mark boxes [X] or [X] in blue or black ink.

1. Election of Directors.

FOR all nominees  [ ]


WITHHOLD authority only for those nominees whose name(s) I have crossed out below [ ]


WITHHOLD authority for ALL nominees  [ ]

Nominees for Directors are: Frank Mandelbaum
                            Kevin Messina
                            Edwin Winiarz
                            Paul Cohen
                            Evelyn Berezin
                            Charles McQuinn
                            Jeffrey Levy
                            Howard Davis

--------------------------------------------------------------------------------

2. Proposal to approve the amendment to the 1998 Stock Option Plan.

         For  [ ]        Against  [ ]        Abstain  [ ]

--------------------------------------------------------------------------------

3. Proposal to approve the amendment to the 1999 Stock Option Plan.

         For  [ ]        Against  [ ]        Abstain  [ ]

--------------------------------------------------------------------------------

4. Proposal to amend the Certificate of Incorporation to classify directors.

         For  [ ]        Against  [ ]        Abstain  [ ]

--------------------------------------------------------------------------------

5. Proposal to approve the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

         For  [ ]        Against  [ ]        Abstain  [ ]

--------------------------------------------------------------------------------
6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.


                                          SIGNATURE(S) should be exactly as name
                                          or names appear on this proxy. If
[Sign, Date and Return the Proxy Card     stock is held jointly, each holder
Promptly Using the Enclosed Envelope.]    should sign. If signing is by
                                          attorney, executor, admin istrator,
                                          trustee or guardian, please give full
                                          title.

                                          Dated                        , 2000
                                               -----------------------


                                           -------------------------------------
                                                Signature

                                           -------------------------------------
                                                Print Name

                                           -------------------------------------
                                                Signature

                                           -------------------------------------
                                                Print Name


                                        3